UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 27, 2021, the board of directors (the “Board of Directors”) of Match Group, Inc. (the “Company”) approved an amendment and restatement of the Company’s second amended and restated by-laws (the “Third Amended and Restated By-Laws”), which will become effective as of May 31, 2021. The Third Amended and Restated By-Laws will eliminate the office of Executive Chairman.

The foregoing description of the Third Amended and Restated By-Laws is not intended to be complete and is qualified in its entirety by reference to the Third Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2.

Item 8.01	Other Events

On April 21, 2021, Joseph Levin, a member of the Board of Directors of the Company, notified the Company of his decision to resign as Executive Chairman of the Company, effective as of May 31, 2021. Mr. Levin will remain as a member of the Board of Directors. Mr. Levin is resigning as Executive Chairman of the Company because of time constraints relating to his other outside professional and business activities, and there are no disagreements between Mr. Levin and the Company on any matter related to the Company’s operations, policies or practices. Effective upon Mr. Levin’s resignation as Executive Chairman, Thomas J. McInerney, a member of the Board of Directors of the Company, will serve as Chairman of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.2	Third Amended and Restated By-Laws of Match Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared Sine
Jared Sine
Chief Business Affairs and Legal Officer and Secretary

Date: April 30, 2021